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     EXHIBIT 10.3(A)

                   NUVEEN EXECUTIVE OFFICER PERFORMANCE PLAN


     1. Purpose. The purpose of the Nuveen Executive Officer Performance Plan (the "Plan") is to promote the growth and financial success of The John Nuveen Company (the "Company") and its Subsidiaries, by attracting, retaining and motivating executive officers through performance-related incentives.

     2. Definitions. The following terms shall have the meanings set forth below:

          "Award" shall mean the total cash bonus award to be distributed to a Participant with respect to a Plan Year.

                "Board of Directors" shall mean the Board of Directors of the Company.

                "Cause" shall mean (i) the willful engaging by the Participant in conduct which the Participant knows, or has substantial reason to believe, is illegal to the extent of a felony violation (or the equivalent seriousness under laws other than those of the United States) and which has effects on the Company or the Participant materially injurious to the Company;
           (ii) any act or acts of serious dishonesty or gross misconduct which result in material damage to the Company or its business or reputation or which the Board of Directors reasonably determines do materially and adversely affect the value, reliability or performance of the Participant to the Company; (iii) the willful and continued failure by the Participant to perform his or her duties to the Company (which may include any sustained and unexcused absence of the Participant from the performance of such duties, which absence has not been certified in writing as due to physical or mental illness or Disability), after a written demand for performance has been delivered to the Participant by the Board of Directors identifying the manner in which the Participant has failed to substantially perform his or her duties. For purposes of the proviso of the preceding sentence:
           (i) no act or failure to act on the Participant's part shall be considered "willful" unless done, or omitted to be done, in bad faith and without reasonable




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           belief that such action or omission was in, or not opposed to, the best interests of the Company; (ii) any act or failure to act by the Participant based upon authority given pursuant to a resolution duly adopted by the Board of Directors of the Company or based upon the advice of counsel for the Company shall be conclusively presumed to be done, or omitted to be done, in good faith and in the best interests of the Company; and (iii) notwithstanding the foregoing, the Participant shall not be deemed to have been terminated with Cause unless and until there shall have been delivered to the Participant a copy of a resolution duly adopted by the affirmative vote of a majority of the entire Board of Directors of the Company at a meeting of the Board called and held after such reasonable notice to the Participant and at which the Participant has had an opportunity, together with his or her other counsel, to be heard before such Board, finding that in the good faith opinion of such Board, the Participant was guilty of the conduct set forth above and specifying the particulars thereof in detail.


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                "Change in Control" shall mean any of the following:
                      (i)  The acquisition by any individual, entity or
                 group (within the meaning of Section 13(d)(3) or 14(d)(2) of the Securities Exchange Act of 1934, as amended (the
                 "Exchange Act")) (a "Person") of beneficial ownership
                 (within the meaning of Rule 13d-3 promulgated under the Exchange Act) of voting securities of the Company where such acquisition causes such Person to own 20% or more of the combined voting power of the then outstanding voting securities of the Company entitled to vote generally in the election of directors (the "Outstanding Company Voting
                 Securities"); provided, however, that for purposes of this subsection (i), the following acquisitions shall not be deemed to result in a Change in Control: (A) any acquisition directly from the Company, (B) any acquisition by the Company, (C) any acquisition by any employee benefit plan (or related trust) sponsored or maintained by the Company or any corporation controlled by the Company or (D) any acquisition by any corporation pursuant to a transaction that complies with clauses (A), (B) and (C) of subsection (iii) below; and provided, further, that if any Person's beneficial ownership of the Outstanding Company
                 Voting Securities reaches or exceeds 20% as a result of a transaction described in clause (A) or (B) above, and such Person subsequently acquires beneficial ownership of additional voting securities of the Company, such subsequent acquisition shall be treated as an acquisition that causes such Person to own 20% or more of the Outstanding Company Voting Securities; or

                      (ii) individuals who, as of the effective date hereof, constitute the Board (the "Incumbent Board") cease for any reason to constitute at least a majority of the Board; provided, however, that any individual becoming a director subsequent to the date hereof whose election, or nomination for election by the Company's shareholders, was approved by a vote of at least a majority of the directors then comprising the Incumbent Board shall be considered as though such individual were a member of the Incumbent Board, but excluding, for this purpose, any such individual whose initial assumption of office occurs as a result of an actual or threatened election contest with respect to the election or removal of directors or other actual or threatened solicitation of proxies or consents by or on behalf of a Person other than the Board; or

                      (iii) The approval by the shareholders of the Company of (x) a reorganization, merger or consolidation, or sale or other disposition of all or substantially all of the assets of the Company or (y) the acquisition of assets or stock of another corporation in exchange for voting securities of the Company ("Business Combination") or, if consummation of such Business Combination is subject, at the time of such approval by shareholders, to the consent of any government or governmental agency, the obtaining of such consent (either explicitly or implicitly by consummation); excluding, however, such a Business Combination pursuant to which (A) all or substantially all of the individuals and entities who were the beneficial owners of the Outstanding Company Voting Securities immediately prior to such Business Combination beneficially own, directly or indirectly, more than 50% of, respectively, the then outstanding shares of common stock and the combined voting power of the then outstanding voting securities entitled to vote generally in the election of directors, as the case may be, of the corporation resulting from such Business Combination (including, without limitation, a corporation that as a result of such transaction owns the Company or all or substantially all of the Company's assets either directly or through one or more subsidiaries) in substantially the same proportions as their ownership, immediately prior to such Business Combination of the Outstanding Company Voting Securities, (B) no Person (excluding any employee benefit plan (or related trust) of the Company or such corporation resulting from such Business Combination) beneficially owns, directly or indirectly, (except to the extent that such ownership existed prior to the Business Combination) an amount of, respectively, the then outstanding shares of common stock of the corporation resulting from such Business Combination or the combined voting power of the then outstanding voting securities of such


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                 corporation representing the greater of (1) 20% thereof or
                 (2) a percentage thereof equal to or greater than the percentage thereof held after such transaction by the persons who were the owners of the Company's Class B stock prior to such transaction; and (C) at least a majority of the members of the board of directors of the corporation resulting from such Business Combination were members of the Incumbent Board at the time of the execution of the initial agreement, or of the action of the Board, providing for such Business Combination; or

                      (iv) approval by the shareholders of the Company of a complete liquidation or dissolution of the Company.


           Notwithstanding the foregoing, unless a majority of the Incumbent Board determines otherwise, no Change in Control shall be deemed to have occurred with respect to a particular Participant if the Change in Control results from actions or events in which such Participant is a participant in a capacity other than solely as an officer, employee or director of the Company.

                "Committee" shall mean the Compensation Committee of the Board of Directors, the members of which are selected by and serve at the pleasure of the Board of Directors; provided, however, that the Committee shall at all times consist solely of not fewer than two directors, each of whom is an "outside director" within the meaning of Section 162(m) of the Internal Revenue Code.

                "Constructive Termination" shall mean any of the following, without the written consent of the Participant: (i) a substantial adverse change in the Participant's position, authority, responsibilities or titles; (ii) a requirement that the Participant retire before reaching age 65; or (iii) a material reduction in the Participant's base salary, incentive compensation opportunities, or other employee benefits; or (iv) in the case of an officer-director, a requirement that the Participant relocate to an office or location other than that at which he is based at the beginning of the Plan Year A Participant shall be considered to have terminated his or her employment as a result of Constructive Termination only if he or she gives notice thereof within 90 days after the occurrence of an event described in the preceding sentence and the Company has not cured the condition within 60 days of its receipt of such notice.

                "Deferred Bonus Plan" shall mean the Nuveen Deferred Bonus
           Plan.


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                "Disability" shall mean the inability of a Participant to
           perform the services normally rendered to the Company or the Subsidiary that employs him or her, due to a physical or mental impairment that can be expected to be of either permanent or indefinite duration, as determined by the Committee, and which results in the Participant's inability to perform his or her normal duties to the Company or such Subsidiary.

                "Formula Pool" shall mean, for each Plan Year, (i) 2.5 percent of the excess of (A) the Company's Pre-Bonus, Pre-Tax Net Operating Income for the Plan Year over (B) the amount that represents a twelve percent return on beginning equity capital, times (ii) the number of Participants eligible for Awards under the Plan for the Plan Year; provided, that the Formula Pool is a maximum amount available for Awards to Participants and the aggregate amount of the Awards may be less than the amount of the Formula Pool, as set forth in Section 6 hereof, and provided further, that the Formula Pool for any Plan Year may not exceed 25 percent of the Company's Pre-Bonus, Pre-Tax Net Operating Income for the Plan Year.

                "Nuveen Equity Incentive Plans" shall mean the Nuveen 1996 Equity Plan and the Nuveen 1992 Special Incentive Plan.

                "Nuveen 1996 Equity Plan" shall mean the Nuveen 1996 Equity Incentive Award Plan.

                "Participant" shall have the meaning given in Section 4.

                "Plan Year" shall mean the fiscal year of the Company.

                "Pre-Bonus, Pre-Tax Net Operating Income" for any Plan Year shall mean the consolidated pre-tax net operating income of the Company for such year, before deduction of (i) Awards under the Plan, (ii) awards under the Nuveen Annual Incentive Award Plan, and (iii) expenses associated with


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           the grant, vesting and payment of awards under the Nuveen Equity
           Incentive Plans (including, without limitation, the vesting of shares of Restricted Stock, the payment of dividends on Restricted Stock (other than Deferred Restricted Stock) and of Dividend Equivalents on Deferred Restricted Stock, as such terms are defined in the Nuveen Equity Incentive Plans). In addition to the foregoing, Pre-Bonus, Pre-Tax Net Operating Income shall also (a) exclude, unless the Compensation Committee determines otherwise with respect to any Plan Year, amortization of the cost of intangible assets (for any Plan Year or with respect to any particular transaction the Compensation Committee may determine to include all or a portion of such cost); and (b) include, unless the Compensation Committee determines otherwise with respect to any Plan Year, extraordinary items of income (as that term is used under generally accepted accounting practices) and other unusual or non-recurring items of income which are identified as such and quantified in the footnotes to the financial statements or MD&A section of the Annual Report. Ifthe accounting rules or principles to which the Company is subject are changed, or if the Company elects to change its method of accounting so as to materially change, in the judgment of the Committee, the manner in which Pre-Bonus, Pre-Tax Net Operating Income is determined, the Committee may make such adjustments as it deems advisable in order to arrive at substantially the same Formula Pool as would have been derived if the accounting rules, principles or methods had not so changed.

                "Retirement" shall mean the retirement of a Participant from the employment of the Company or a Subsidiary at (i) such Participant's normal retirement date upon reaching age 65, or
           (ii) such Participant's early retirement either (A) upon having reached that age, which, when added to his or her years of continuous service (as such term is defined under the Nuveen Employees' Retirement Plan or any successor thereto) is equal to or greater than 90, or (B) with the approval of the Committee.

                "Section 162(m)" shall mean Section 162(m) of the Internal Revenue Code of 1986, as amended, and the Treasury Regulations thereunder.



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                "Subsidiary" shall mean any corporation 50% or more of the voting power of which is owned, directly or indirectly, by the Company.

                "Termination of Employment" shall mean a cessation of the employee-employer relationship between a Participant and an Employer (other than by reason of transfer of the employee to another Employer), or the consummation of a transaction whereby a Participant's Employer (other than the Company) ceases to be a Nuveen Subsidiary (such consummation, a "Disaffiliation Transaction"). The employment of a Participant who is on an approved leave of absence in excess of two years shall be considered terminated as of the commencement of such leave for all purposes of the Plan.

     3. Administration. The Plan shall be administered by the Committee. Any action of the Committee with respect to the administration of the Plan shall be taken pursuant to the unanimous vote of its members. Subject to the express provisions of the Plan, the Committee shall have authority to:

          (a) construe and interpret the Plan, define the terms used herein, prescribe, amend and rescind rules and regulations relating to the administration of the Plan and make all other determinations necessary or advisable for the administration of the Plan;

          (b) select individuals for participation in the Plan;

          (c) subject to the provisions of Sections 5 and 6 hereof, determine the size of the Awards to be made under the Plan; and

          (d) appoint and authorize officers of the Company or other persons to assist in the execution and administration of the Plan (other than the interpretation of the Plan and the adoption of rules governing its execution and administration).



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Notwithstanding any other provision of the Plan, the Committee shall not have the power to increase the amount of the Formula Pool or the amount of any Participant's Award above the amount determined in accordance with Sections 5 and 6 hereof, or to take any other action that would cause Awards hereunder not to qualify as performance-based compensation for purposes of
Section 162(m).

     4. Participation. The Committee shall designate as Participants in the Plan for each Plan Year not less than five executive officers of the Company and/or the Subsidiaries, which designations shall be made not more than 90 days after the beginning of the Plan Year.
     5. Maximum Amount Available for Awards. The maximum amount which may be paid as Awards for any Plan Year shall be the amount of the Formula Pool for the Plan Year.

     6. Determination of Awards. The amount of the Formula Pool shall be computed promptly after the end of the Plan Year in accordance with the terms and provisions of the Plan and regulations established by the Committee, and when so computed shall be certified as accurate by the Committee. Each Participant shall be entitled to receive an Award for the Plan Year equal to the amount of the Formula Pool divided by the number of Participants in the Plan for that Plan Year; provided, the Committee may provide at the time of a grant under the Nuveen 1996 Equity Plan that the amount of a Participant's Award under the Plan for one or more plan years will be reduced by the "fair value" of such grant (determined in accordance with procedures established by the Committee at the time of the grant under the Nuveen 1996 Equity Plan); and provided, further, that the Committee may, at the time an Award is made or at any time before an Award is payable in full (or would be so payable but for deferral thereof under the Deferred Bonus Plan) but before the occurrence of a Change in Control, in its sole discretion and taking into consideration such factors as it deems appropriate, reduce the amount of the Award of any Participant other than the Company's Chief Executive Officer and Chief Operating Officer below such amount. The amount by which any Award is so reduced shall not be paid to any other Participant but shall be added to the bonus pool under the Nuveen Annual Incentive Award Plan.
     7. Payment of Awards. (a) Except as provided in the next sentence, no Award shall be payable to a Participant unless he or she is employed by the Company or a Subsidiary on the last day of the applicable Plan Year. Notwithstanding the foregoing, if a Participant's employment is terminated as a result of the Participant's


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death, Disability or Retirement, by the Company or a Subsidiary without
Cause, by the Participant as a result of Constructive Termination, or as a result of a Disaffiliation Transaction, the Participant (or the Participant's estate) shall be entitled to receive an Award for the Plan Year in which such termination occurs in an amount equal to the product of
(i) the Award he or she would have received (for this purpose only assumed to be the same percentage of the Formula Pool for the Plan Year as his or her Award for the prior year represented of the Formula Pool for the prior year), had there been no such termination of employment, times (ii) a fraction, the numerator of which is the number of days in the Plan Year before such termination of employment and the denominator of which is the number of days in the Plan Year. Such Award shall be payable at the same time as other Awards are paid for the Plan Year.

     (b) Awards determined by the Committee to be payable under the Plan for a Plan Year shall be paid in full in cash as soon as practicableafter the close of the applicable Plan Year; provided, that any Participant selected to participate in the Deferred Bonus Plan may elect to defer all or any portion of his Award for any Plan Year in accordance with the terms of the Deferred Bonus Plan.

     8. Change in Control. Notwithstanding any other provision of the Plan, upon a Change in Control, the amount of the Formula Pool shall be determined and Awards shall be paid as if the date of the Change of Control were the last day of the Plan Year during which such Change of Control occurs, with the Formula Pool being determined prior to any expenses directly related to such change in Control and by adjusting the 12% return on equity factor proportionately to reflect the length of such truncated Plan Year. After the actual end of the Plan Year during which such Change of Control occurs (determined without regard to the preceding sentence), the amount of the Formula Pool shall be determined based upon the entire Plan Year, and any excess of the Awards payable based on the redetermined Formula Pool over the amounts paid pursuant to the preceding sentence shall be paid in accordance with the Plan (but if the redetermined Formula Pool is less than the Formula Pool determined pursuant to the preceding sentence, the Awards payable pursuant to the preceding sentence shall not be reduced or subject to being returned).

     9. Amendment; Termination. The Plan may be amended or terminated by a majority vote of the Board of Directors at any time; provided, that no such amendment or termination shall have the effect of increasing the Award that would otherwise be payable to a Participant without approval of
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no such amendment or termination shall adversely affect the rights of any
Participant for any Plan Year that begins before such amendment or termination is adopted by the Board of Directors.

     10. Effective Date. The Plan shall be effective as of the first day of the Company's 1996 fiscal year, provided that it is approved by the shareholders of the Company at their annual meeting in 1996.



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